Exhibit 99.1




    GUIDELINE RESEARCH CORP. AND SUBSIDIARIES

    INDEPENDENT AUDITORS' REPORT

    CONSOLIDATED FINANCIAL STATEMENTS
    Years Ended January 31, 2002 and 2001

GUIDELINE RESEARCH CORP. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
                                                                            PAGE


INDEPENDENT AUDITORS' REPORT                                                   1

CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED JANUARY 31, 2002 AND 2001

   Balance Sheets                                                              2

   Statements of Operations                                                    3

   Statements of Stockholders' Deficit                                         4

   Statements of Cash Flows                                                    5

   Notes to Consolidated Financial Statements                               6-12

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Guideline Research Corp. and Subsidiaries
New York, New York

We have audited the accompanying consolidated balance sheets of Guideline Research Corp. and Subsidiaries (the "Company") as of January 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Guideline Research Corp. and Subsidiaries as of January 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP
Stamford, Connecticut
December 24, 2002
(April 1, 2003 as to Note 11)

GUIDELINE RESEARCH CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                             JANUARY 31,
ASSETS                                                   2002           2001
                                                     -----------    -----------

CURRENT ASSETS:
  Cash and cash equivalents                          $    83,355    $   184,314
  Marketable securities                                   12,113             --
  Accounts receivable                                  1,197,990      1,353,614
  Costs in excess of billings                            114,701        142,122
  Deferred tax assets                                     85,000        124,000
  Prepaid expenses and other current assets              106,383        198,294
                                                     -----------    -----------

           Total current assets                        1,599,542      2,002,344

PROPERTY AND EQUIPMENT - Net                             180,772        271,610
DEFERRED TAX ASSETS                                      235,000        282,000
CASH SURRENDER VALUE - Net                               253,078        327,903
OTHER ASSETS                                             149,824        100,504
                                                     -----------    -----------

TOTAL ASSETS                                         $ 2,418,216    $ 2,984,361
                                                     ===========    ===========

LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                   $ 1,039,879    $   969,782
  Accrued expenses                                       465,975        671,263
  Notes payable                                               --        130,100
  Deferred revenue                                       554,180        815,990
  Current portion of capital lease obligations            20,017         18,547
                                                     -----------    -----------

           Total current liabilities                   2,080,051      2,605,682

DEFERRED COMPENSATION                                    600,000        720,000

CAPITAL LEASE OBLIGATIONS - Less current portion           8,802         28,819
                                                     -----------    -----------

TOTAL LIABILITIES                                      2,688,853      3,354,501
                                                     -----------    -----------

COMMITMENTS  (see Note 6)

MINORITY INTERESTS                                            --             --

MANDATORILY REDEEMABLE PREFERRED STOCK:
  Preferred stock, $1.00 par value, 12,000 shares
    authorized and issued, and 6,000 outstanding
    (liquidation value $600,000)                         600,000        600,000

STOCKHOLDERS' DEFICIT:
  Common stock, no par value, 2,500 shares
    authorized, 300 shares issued and
    200 shares outstanding                                    --             --
  Treasury stock                                            (100)          (100)
  Accumulated deficit                                   (870,537)      (970,040)
                                                     -----------    -----------
           Total stockholders' deficit                  (870,637)      (970,140)
                                                     -----------    -----------
LIABILITIES AND STOCKHOLDER'S DEFICIT                $ 2,418,216    $ 2,984,361
                                                     ===========    ===========

See accompanying notes to consolidated financial statements.

GUIDELINE RESEARCH CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                        YEAR ENDED JANUARY 31,
                                                         2002           2001
                                                     -----------    -----------

REVENUES - Net                                       $ 9,513,680    $ 9,050,147
                                                     -----------    -----------

OPERATING EXPENSES:
   Direct costs                                        5,468,570      5,284,073
   Selling, general and administrative                 3,688,450      3,837,044
   Depreciation and amortization                         106,705        115,639
                                                     -----------    -----------

           Total operating expenses                    9,263,725      9,236,756
                                                     -----------    -----------

OPERATING INCOME                                         249,955       (186,609)
                                                     -----------    -----------

OTHER INCOME/(EXPENSE):
    Interest and other income                             59,867         17,560
    Interest expense                                     (77,319)       (61,699)
                                                     -----------    -----------

           Total other income (expense)                  (17,452)       (44,139)
                                                     -----------    -----------

INCOME (LOSS) BEFORE PROVISION (BENEFIT)
  FOR INCOME TAXES                                       232,503       (230,748)

   Provision (benefit) for income taxes                  133,000         (6,000)
                                                     -----------    -----------

NET INCOME (LOSS)                                    $    99,503    $  (224,748)
                                                     ===========    ===========

See accompanying notes to consolidated financial statements.

GUIDELINE RESEARCH CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
YEARS ENDED JANUARY 31, 2002 AND 2001
--------------------------------------------------------------------------------

                               COMMON STOCK
                             ----------------  TREASURY   ACCUMULATED
                             SHARES    AMOUNT   STOCK      DEFICIT      TOTAL
                             ------    ------  --------   ---------   ---------

BALANCE, FEBRUARY 1, 2000      300     $   --  $   (100)  $(745,292)  $(745,392)

  Net loss                      --         --        --    (224,748)   (224,748)
                             ------    ------  --------   ---------   ---------
BALANCE, JANUARY 31, 2001      300         --      (100)   (970,040)   (970,140)

  Net income                    --         --        --      99,503      99,503
                             ------    ------  --------   ---------   ---------

BALANCE, JANUARY 31, 2002      300     $   --  $   (100)  $(870,537)  $(870,637)
                             ======    ======  ========   =========   =========


See accompanying notes to consolidated financial statements

GUIDELINE RESEARCH CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                        YEAR ENDED JANUARY 31,
                                                         2002           2001
                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                             $    99,503    $  (224,748)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
     Marketable security received                        (12,113)            --
     Depreciation and amortization                       106,705        115,639
     Provision (benefit) for deferred taxes               86,000        (61,000)
     Change in operating assets and liabilities:
       Accounts receivable                               155,624         84,097
       Costs in excess of billings                        27,421       (142,122)
       Prepaid expenses and other current assets          91,911         26,950
       Other assets and cash surrender value              25,677          6,794
       Accounts payable                                   70,097       (253,805)
       Accrued expenses                                 (205,288)       152,097
       Deferred compensation                            (120,000)      (130,000)
       Deferred revenue                                 (261,810)       460,083
                                                     -----------    -----------
         Net cash provided by operating activities        63,727         33,985
                                                     -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                     (16,039)       (37,531)
  Payment of capital lease obligation                    (18,547)       (17,184)
                                                     -----------    -----------
         Net cash used in investing activities           (34,586)       (54,715)
                                                     -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of officers' loans                                --       (136,456)
  Principal payments on note payable                    (130,100)      (120,000)
                                                     -----------    -----------

         Net cash provided by financing activities      (130,100)      (256,456)
                                                     -----------    -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS               (100,959)      (277,186)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD           184,314        461,500
                                                     -----------    -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD             $    83,355    $   184,314
                                                     ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest             $    42,549    $    31,278
                                                     ===========    ===========
  Cash paid during the year for income taxes         $    66,375    $     5,949
                                                     ===========    ===========

SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS:
  Marketable security received upon demutualization  $    12,113    $        --
                                                     ===========    ===========

See accompanying notes to consolidated financial statements.

GUIDELINE RESEARCH CORP. AND SUBSIDIARIES


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JANUARY 31, 2002 AND 2001
--------------------------------------------------------------------------------

1.   ORGANIZATION AND BUSINESS

     Guideline Research Corp. and Subsidiaries (collectively referred to as the "Company" or "Guideline") are engaged in the business of market research.

     The Company utilizes extensive research expertise in strategic research, legal research (e.g. trademark research), new product development & brand repositioning, advertising, direct mail, customer satisfaction, in industries such as pharmaceutical and healthcare research, financial research, international research, consumer product research, retail research and others.

2.   SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

     PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Guideline Research Corp., its wholly owned subsidiaries, and its majority owned subsidiaries Guideline Consulting Corp. (80%) and Advanced Analytics, Inc. (75%). All intercompany balances and transactions have been eliminated in consolidation.

     USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting estimates used in the preparation of the Company's financial statements include the realizability of deferred tax assets, and the use of the percentage-of-completion method to determine contract revenue recognition.

     CASH EQUIVALENTS - The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

     MARKETABLE SECURITIES - As of January 31, 2002, the Company received shares of common stock of a mutual company that had converted to a stock company. As a result, the Company recognized $12,113 as other income. These securities are classified as trading securities, as they are being held primarily for sale in the near term. The shares have been recorded at their fair market value.

     PROPERTY & EQUIPMENT - Property and equipment are stated at cost, and in the case of equipment under capital leases, the present value of the future minimum lease payments at the date of inception, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Repair and maintenance costs are charged to expense as incurred.

     IMPAIRMENT OF LONG LIVED ASSETS - The Company's long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable.

     REVENUE RECOGNITION - The Company recognizes revenue on its sales contracts utilizing the percentage-of-completion method. The percentage of completion is determined by the ratio of costs incurred to estimates of total costs to be incurred. This percentage is then applied to the total contract price in order to determine income earned to date. Billings in excess of income are deferred, and income in excess of billings is accrued. The Company had deferred revenue of $554,180 and $815,990 as of January 31, 2002 and 2001, respectively. Losses, if any, on sales contracts are fully provided when estimated.

     INCOME TAXES - Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using currently enacted tax rates. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Realization of the net deferred tax assets is dependent on future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing temporary differences and carryforwards. Although realization is not assured, management believes that it is more likely than not that the net deferred tax assets will be realized.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company's financial instruments including cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses are carried at cost, which approximates fair market value because of the short-term maturity of those instruments.

     CASH SURRENDER VALUE OF LIFE INSURANCE - Life insurance policies are carried by the Company on the lives of the founders of the Company. Policy loans in the amount of $531,669 and $572,505 as of January 31, 2002 and 2001, respectively, which bear interest ranging from 5.75 to 8% per annum are payable by application of the proceeds of the insurance contract in the event of death or cancellation of the contract. Such policy loans are applied as a reduction to the cash surrender value asset in the balance sheet.

     DEFERRED COMPENSATION - The Company has a deferred compensation agreement with each of its two founders. Each agreement provides a benefit of $600,000 that is to be paid in installments, plus interest, generally over the five years subsequent to retirement. During the year ended January 31, 2002, the final principal payment was made to one individual. Deferred compensation due to the other founder becomes payable upon a retirement date that is at the discretion of the individual. Accordingly, such deferred compensation is fully accrued at both balance sheet dates.

     MINORITY INTERESTS - The Company has two subsidiaries that have minority interest stockholders. The minority interest holders in these subsidiaries are credited with a share of earnings based on their ownership percentage, if earned. As of January 31, 2002 and 2001, there were no amounts attributable to the minority interest holders of two of the Company's subsidiaries as both subsidiaries had current and accumulated losses.

     RECENT ACCOUNTING PRONOUNCEMENTS - In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." SFAS 141 applies to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method for which the date of the acquisition is July 1, 2001 or later. The adoption of this standard did not impact the Company's financial position or results of operations in the periods presented.

     In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. Under SFAS 142, goodwill and certain intangible assets will no longer be amortized, but rather reviewed for impairment on a periodic basis. The adoption of this standard did not impact the Company's financial position or results of operations in the periods presented.

     In July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. Management believes that the adoption of this standard will not have a significant impact on the Company's financial position or results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 retains the requirements of SFAS No. 121 to recognize an impairment loss only if the carrying value of a long-lived asset is not recoverable from its estimated undiscounted cash flows and to measure an impairment loss as the difference between the carrying value and fair value of the asset, but it establishes new standards for long-lived assets to be disposed of. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. Management believes that the adoption of this standard will not have a significant impact on the Company's financial position or results of operations.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement eliminates the automatic classification of gain or loss on extinguishment of debt as an extraordinary item of income and requires that such gain or loss be evaluated for extraordinary classification under the criteria of Accounting Principles Board No. 30 "Reporting Results of Operations". This statement also requires sales-leaseback accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions, and makes various other technical corrections to existing pronouncements. Management believes that the adoption of the provisions of this standard will not have a significant impact on the Company's financial position or results of operations.

     In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 will supersede Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that costs associated with an exit or disposal plan be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Management believes that the adoption of this standard will not have a significant impact on the Company's financial position or results of operations.

3.   CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk primarily consist of cash and cash equivalents and customer accounts receivable. Cash and cash equivalents are deposited with major financial institutions; at times, such balances with any one financial institution may be in excess of FDIC insurance limits.

     During the year ended January 31, 2002, revenues from three customers represented approximately 48% of the Company's total revenues. During the year ended January 31, 2001, revenues from two customers represented approximately 30% of the Company's total revenues.

4.   PROPERTY AND EQUIPMENT

     At January 31, 2002 and 2001, property and equipment consist of the following:

                                           ESTIMATED
                                          USEFUL LIFE     2002         2001
                                                      -----------   -----------
                                            (YEARS)

     Computer equipment                      3 - 5    $   562,124   $   546,085
     Furniture and fixtures                      7        784,614       784,614
     Leasehold improvements                      5        368,222       368,222
                                                      -----------   -----------
                                                        1,714,960     1,698,921

     Less: accumulated depreciation and amortization   (1,534,188)   (1,427,311)
                                                      -----------   -----------

     Property and equipment, net                      $   180,772   $   271,610
                                                      ===========   ===========


     The Company has a capital lease on equipment included in furniture and fixtures with a cost basis of $73,985, of which accumulated amortization was $52,677 and $38,472 at January 31, 2002 and 2001, respectively. Depreciation expense (including assets under capital leases) was $106,705 and $115,639 for the years ended January 31, 2002 and 2001, respectively.

5.   INCOME TAXES

     The provision (benefit) for income taxes consists of the following:

                                                             2002        2001
     Current
        Federal                                           $      --   $      --
        State and local                                      47,000      55,000
                                                          ---------   ---------
                                                             47,000      55,000
     Deferred:
        Federal                                              86,000     (61,000)
        State and local                                      17,000     (22,000)
                                                          ---------   ---------
                                                            103,000     (83,000)

        Change in valuation allowance                       (17,000)     22,000
                                                          ---------   ---------
                                                          $ 133,000   $  (6,000)
                                                          =========   =========


     Income  tax  (benefit)   expense   differs  from  the  amount  computed  by
     multiplying the statutory rate of 34% to income before income taxes due to the following:

                                                             2002         2001

     Income tax (benefit) expense at statutory rate       $  85,000   $ (75,000)
     Increase (reduction) in income taxes resulting from:
        State and local taxes, net of federal income tax
           benefit and valuation provision                   31,000      37,000
        Nondeductible expenses                               20,000      20,000
        Other                                                (3,000)     12,000
                                                          ---------   ---------

                                                          $ 133,000   $  (6,000)
                                                          =========   =========

     The tax effects of temporary differences that give rise to deferred tax assets at January 31, 2002 and 2001 are presented below:

                                                             2002        2001

     Deferred tax assets:
        Deferred compensation                             $ 204,000   $ 245,000
        State and local taxes                               136,000     153,000
        Deferred revenue                                     72,000      84,000
        Deferred expense                                     13,000      40,000
        Depreciation                                         20,000      13,000
        Federal tax loss carryforwards                        8,000      18,000
        Other                                                 3,000       6,000
                                                          ---------   ---------
                                                            456,000     559,000
     Less valuation allowance                              (136,000)   (153,000)
                                                          ---------   ---------
        Net deferred tax assets                           $ 320,000   $ 406,000
                                                          =========   =========

     State and local tax assets, consisting of both net operating loss carryforwards and temporary differences, have been fully reserved at both balance sheet dates. Of the net deferred tax assets, $85,000 and $124,000 as of January 31, 2002 and 2001, respectively, are classified as current. At January 31, 2002, carryforward federal tax net operating losses were approximately $51,000, and expire in 2021. Carryforward state and local tax net operating losses were approximately $476,000 and $402,000, respectively, and expire between 2013 and 2016.

6.   COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES - The Company leases office space under non-cancelable operating leases expiring on various dates through 2006. Certain of these leases contain provisions for escalations due to increases in real estate taxes and operating costs.

     The aggregate minimum payments under these leases for periods subsequent to January 31, 2002 are as follows:

YEAR ENDING JANUARY 31,

     2003                                          $ 248,429
     2004                                            251,598
     2005                                            185,250
     2006                                            185,250
     2007                                             46,313
                                                   ---------

     Total future minimum payments                 $ 916,840
                                                   =========

     Rent expense under operating leases was approximately $282,487 and $333,474 for the years ended January 31, 2002 and 2001, respectively.

7.   NOTE PAYABLE AND CAPITAL LEASE

     NOTE PAYABLE - The note payable at January 31, 2001 consisted of an amount due to a former stockholder at the annual interest rate of 6.54%. During the year ended January 31, 2002, the note was repaid.

     CAPITAL LEASE - The Company has a capital lease for equipment that expires in June 2003. Future minimum lease payments under this capital lease as of January 31, 2002 are as follows:

     YEAR ENDING JANUARY 31,

     2003                                          $ 21,531
     2004                                             8,971
                                                   --------

     Total future minimum payments                   30,502
     Less: amount representing interest               1,683
                                                   --------
     Present value of net lease obligations          28,819
     Current portion of lease obligation             20,017
                                                   --------
     Lease obligations - net of current portion    $  8,802
                                                   ========


8.   MANDATORILY REDEEMABLE PREFERRED STOCK

     Holders of the non-voting preferred stock are entitled to the same preference of any dividends declared to the common stockholders.

     Upon liquidation, dissolution or winding up of the Company, the holders of the preferred stock are entitled to receive $100 per share plus an amount equal to all declared and unpaid dividends, prior to any payments or distributions to the holders of the common stock. Certain events, including a merger, sale, or other disposition of the Company, or transfers or exchanges of interests, are not deemed to be a liquidation event.

     In accordance with a 1995 stockholders agreement, the preferred stockholder is obligated to sell the preferred shares to the Company at $100 per share at retirement, death or disability of the stockholder. Such retirement date is at the discretion of the individual. Accordingly, the Company has accreted the book value of the preferred shares to their redemption value of $600,000.

9.   COMMON STOCK

     COMMON STOCK - Holders of common stock are entitled to one vote per share on all matters to be voted on by common stockholders.

     TREASURY STOCK - Treasury stock consists of 100 shares of the Company's common stock and 6,000 shares of the Company's preferred stock.

10.  RETIREMENT PLANS

     The Company sponsors a profit sharing plan (the "Plan"), which covers all eligible employees of the Company. Contributions to the Plan are at the discretion of the Company. Contributions to the Plan charged to operations for the years ended January 31, 2002 and 2001 were $7,402 and $0, respectively.

11.  SUBSEQUENT EVENTS

     On April 1, 2003, FIND/SVP, Inc. acquired all of the issued and outstanding stock of the Company.



                                   * * * * * *